Exhibit 99.1

Pitney Bowes Inc. Prices Senior Unsecured Notes and Obtains Commitments to Amend and Refinance Credit Facilities

STAMFORD, Conn., March 12, 2021 - Pitney Bowes Inc. (NYSE:PBI) (“Pitney Bowes” or, the “Company”), a global technology company that provides commerce solutions in the areas of ecommerce, shipping, mailing, and financial services, today announced the pricing of its private offering (the “Offering”) of $400,000,000 aggregate principal amount of 6.875% senior unsecured notes due 2027 and $350,000,000 aggregate principal amount of 7.250% senior unsecured notes due 2029 (collectively, the “Notes”), to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is expected to close on or about March 19, 2021, subject to the satisfaction of various customary closing conditions.

The Notes will be fully and unconditionally guaranteed by certain of Pitney Bowes subsidiaries. Pitney Bowes intends to use the net proceeds of the Offering, together with cash on hand, to (i) repay a portion of the borrowings outstanding under the Pitney Bowes secured term loan B facility (together with the repayment using the New Term Loan B Facility described below, the “Term Loan B Repayment”), (ii) pay the tender offer consideration for up to $375,000,000 aggregate principal amount of its 3.875% Notes due 2022, 4.700% Notes due 2023, and 4.625% Notes due 2024 (collectively, the “Existing Notes”), subject to the applicable tender cap for each series of the Existing Notes, that are validly tendered (and not validly withdrawn) by holders of the Existing Notes and accepted by Pitney Bowes in connection with the cash tender offer that it commenced on March 8, 2021 (the “Concurrent Tender Offer”) and (iii) pay the fees and expenses in connection with the Offering and the Concurrent Tender Offer. Any excess proceeds after Pitney Bowes uses the proceeds as described above will be used for general corporate purposes. The Offering is not conditioned on the Term Loan B Repayment or the completion of the Concurrent Tender Offer. If the Term Loan B Repayment is not made or the Concurrent Tender Offer is not completed, Pitney Bowes intends to use the net proceeds from the Offering for general corporate purposes.

Pitney Bowes has not registered, and will not register, the Notes under the Securities Act, any state securities laws or the securities laws of any other jurisdiction. The Notes will be subject to restrictions on transferability and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This news release shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Pitney Bowes also announced today that it has obtained commitments from a requisite number of lenders party to its existing Credit Agreement, dated as of November 1, 2019 (the “Existing Credit Agreement), to amend the Existing Credit Agreement in order to extend the maturity of each of the tranche A term loan and revolving credit facilities thereunder, to five years from the amendment effective date, and make certain other changes to the Existing Credit Agreement. Pitney Bowes anticipates entering into the amendment to the Existing Credit Agreement on or about the settlement date for the Notes, subject to the satisfaction of various customary closing conditions.

Pitney Bowes also announced today that it has obtained lender commitments for a $450,000,000 secured term loan B facility (the “New Term Loan B Facility”), scheduled to mature seven years from the date that the parties enter into a refinancing agreement to the Existing Credit Agreement. Loans under the New Term Loan B Facility were priced at an interest rate of LIBOR plus 4.00% and are to be issued at a price of 99. Pitney Bowes intends to use the net proceeds of the New Term Loan B Facility as part of the Term Loan B Repayment. Pitney Bowes anticipates borrowing under the New Term Loan B Facility and entering into the refinancing agreement, in order to effectuate the borrowing, on or about the settlement date for the Notes, subject to the satisfaction of various customary closing conditions.

About Pitney Bowes

Pitney Bowes (NYSE:PBI) is a global technology company providing commerce solutions that power billions of transactions. Clients around the world, including 90 percent of the Fortune 500, rely on the accuracy and precision delivered by Pitney Bowes solutions, analytics, and APIs in the areas of ecommerce fulfillment, shipping and returns; cross-border ecommerce; office mailing and shipping; presort services; and financing. For 100 years, Pitney Bowes has been innovating and delivering technologies that remove the complexity of getting commerce transactions precisely right. For additional information visit Pitney Bowes at www.pitneybowes.com.

Forward-Looking Statements

This press release includes “forward-looking statements” about the Company’s expectations regarding the closing of the Offering, entry into the amendment to the Existing Credit Agreement and borrowing under the New Term Loan B Facility and entry into the related refinancing agreement. Any forward-looking statements contained in this press release may change based on various factors. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties and actual results could differ materially. Words such as “estimate,” “target,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend” and similar expressions may identify such forward-looking statements.

Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in the Company’s filings with the SEC. Accordingly, you should not place undue reliance on the forward-looking statements contained herein. All forward-looking statements are further qualified by and should be read in conjunction with the risks and uncertainties described or referred to in Item 1A. under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. The Company undertakes no obligation to publicly update or revise any forward-looking statements in this press release, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Editorial:
Bill Hughes
Chief Communications Officer
203/351-6785

Financial:
Adam David
VP, Investor Relations
203/351-7175

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